 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2019

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Boston Scientific Way, Marlborough, Massachusetts		01752-1234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01     Other Events

As previously disclosed, on November 1, 2017, Boston Scientific Corporation (the “Company”) entered into a definitive agreement (the “Agreement”) with Channel Medsystems, Inc. (“Channel”) pursuant to which the Company could have been obligated to pay $145 million in cash up-front and a maximum of $130 million in contingent payments to acquire Channel. The Agreement contained a provision allowing Channel to sell the remaining equity interests of Channel to the Company upon achievement of a regulatory milestone and an option allowing the Company to acquire the remaining equity interests. The Company sent a notice of termination of the Agreement to Channel in the second quarter of 2018. In September 2018, Channel filed a complaint in Delaware Chancery Court against the Company for alleged breach of the Agreement. Channel alleged that the Company breached the Agreement by terminating it. The Company answered the complaint, denied the claims by Channel and counterclaimed to recover part of the Company’s investment in Channel, alleging fraud in the inducement. On April 2, 2019, Channel announced its receipt of FDA approval of the Cerene™ Cryotherapy Device. Trial testimony was taken in April 2019, and the post-trial briefing and hearing were subsequently completed. During the third quarter of 2019, Channel notified the Company that Channel was exercising its option to sell the remaining equity interests in Channel to the Company. The Company responded to the notification that it did not intend to purchase Channel since the Agreement had been terminated.

On December 18, 2019, the Delaware Chancery Court concluded that the Company was not entitled to terminate the Agreement and that Channel is entitled to an order of specific performance requiring the Company to close the merger. The Company is evaluating its options.

ITEM 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: December 18, 2019	By:	/s/ Vance R. Brown
Vance R. Brown Vice President and Chief Corporate Counsel